SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          COMPAQ COMPUTER CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                              76-0011617
     (State or Other Jurisdiction of                (IRS Employer
     Incorporation or Organization)              Identification No.)

             20555 S.H. 249
             Houston, Texas                              77070
 (Address of Principal Executive Offices)             (Zip Code)



            Compaq Computer Corporation 1989 Equity Incentive Plan Compaq Computer Corporation 1995 Equity Incentive Plan
                          (Full Titles of the Plans)


                               J. David Cabello
              Senior Vice President, General Counsel & Secretary
                          Compaq Computer Corporation
                                20555 S.H. 249
                             Houston, Texas 77070
                    (Name and Address of Agent for Service)

                                (281) 370-0670
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

    Title of                       Proposed         Proposed
   Securities      Amount           Maximum          Maximum          Amount of
      to be         to be       Offering Price      Aggregate       Registration
   Registered    Registered(1)   Per Share(2)    Offering Price(2)       Fee
---------------  -------------  --------------  ------------------  ------------
 Common Stock,
$0.01 par value    9,898,875        $64.31        $291,611,444.63    $88,367.10



(1) Plus such indeterminate number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend, or similar capital adjustment, as required by the stock option plans. The amount shown is comprised of 8,786,694 shares to be authorized for issuance under the Compaq Computer Corporation 1989 Equity Incentive Plan and 1,112,181 shares to be authorized for issuance under the Compaq Computer Corporation 1995 Equity Incentive Plan (collectively, the "Plans").

(2) As of the date hereof, options to purchase all of the shares registered hereunder under the 1995 Plan, and 7,945,987 of the shares registered hereunder under the 1989 Plan were outstanding at an average exercise price of $26.22 per share. The registration fee for the foregoing shares is based upon the exercise price. Pursuant to Rule 457(c) under the Securities Act of 1933 the registration fee for the remaining 840,707 shares available under the 1989 Plan is based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on August 28, 1997.

The purpose of this Registration Statement is to register, pursuant to Instruction E to Form S-8, 8,786,694 additional shares of Common Stock, par value $.01 per share, of Compaq Computer Corporation ("Common Stock") under the Registrant's 1989 Equity Incentive Plan (the "1989 Plan") and to register 1,112,181 additional shares of Common Stock under the Registrant's 1995 Equity Incentive Plan (the "1995 Plan"). Shares under the 1989 Plan were previously registered on Form S-8 (Registration No. 33-31819, as amended by Form S-8 No. 33-44115, as amended by Form S-8 No. 333-31265) filed by the Registrant with the Securities and Exchange Commission. Shares under the 1995 Plan were previously registered on Form S-8 (Registration No. 33-62603) filed by the Registrant with the Securities and Exchange Commission. The provisions of such previously filed Registration Statements are incorporated by reference.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on this 26 day of August, 1997.

                              COMPAQ COMPUTER CORPORATION


                              By:        /s/ J. David Cabello
                                  ---------------------------------------
                                  J. David Cabello, Senior Vice President
                                  and General Counsel

                       SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Compaq Computer Corporation, do hereby constitute and appoint Eckhard Pfeiffer, Earl L. Mason and J. David Cabello, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Company's registration statements on Form S-8 regarding the Compaq Computer Corporation 1989 Equity Incentive Plan and the Compaq Computer Corporation 1995 Equity Incentive Plan, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, such registration statement on Form S-8 and any and all amendments thereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.


Signature                    Title                              Date
---------                    -----                              ----


/s/  Eckhard  Pfeiffer       President, Chief Executive         August 26, 1997
--------------------------   Officer and Director (principal
(Eckhard  Pfeiffer)          executive officer)


/s/ Earl L. Mason            Senior Vice President and Chief    August 26, 1997
--------------------------   Financial Officer (principal
(Earl L. Mason)              financial and accounting officer)


/s/ Benjamin M. Rosen        Chairman of the Board of           August 26, 1997
--------------------------   Directors
(Benjamin M. Rosen)


/s/ Lawrence T. Babbio       Director                           August 26, 1997
--------------------------
(Lawrence T. Babbio)


/s/ Robert Ted Enloe, III    Director                           August 26, 1997
--------------------------
(Robert Ted Enloe, III)


/s/ George H. Heilmeier      Director                           August 26, 1997
--------------------------
(George H. Heilmeier)


/s/ George E.R. Kinnear II   Director                           August 26, 1997
--------------------------
(George E.R. Kinnear II)


/s/ Peter N. Larson          Director                           August 26, 1997
--------------------------
(Peter N. Larson)


/s/ Kenneth L. Lay           Director                           August 26, 1997
--------------------------
(Kenneth L. Lay)


/s/ Kenneth Roman            Director                           August 26, 1997
--------------------------
(Kenneth Roman)


/s/ Lucille S. Salhany       Director                           August 26, 1997
--------------------------
(Lucille S. Salhany)

                                 EXHIBIT INDEX

Exhibit
-------

5.1     Opinion of Linda S. Auwers, Vice President and
        Assistant General Counsel of the Company, as to the legality of the securities being registered.

23.1    Consent of Linda S. Auwers, Vice President and
        Assistant General Counsel of the Company, is included in the opinion filed as Exhibit 5.1 to this Registration
        Statement.

23.2    Consent of Price Waterhouse LLP, Independent Accountants.

24.1 Powers of Attorney are included on the signature page of this Registration Statement.